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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                      CERTIFICATE OF INCORPORATION BEFORE

                         PAYMENT OF ANY PART OF CAPITAL

                                       OF

                            BGF GLASS FABRICS, INC.


     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is BGF GLASS FABRICS. INC.

     2.  The Corporation has not received any payment for any of its stock.

     3. The certificate of incorporation of the Corporation is hereby amended by striking out ARTICLE FIRST thereof and by substituting in lieu of said ARTICLE the following new ARTICLE FIRST:

                        "The name of the corporation is
                             BGF Industries, Inc."

     4. The amendment of the certificate of incorporation of the Corporation herein certified was duly adopted, pursuant to the provision of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors
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having been named in the certificate of incorporation and no directors having been elected.

                                    /s/  Raymond C. Steckel
                                    -------------------------------------
                                    Raymond C. Steckel, Sole Incorporator

Signed on March 8, 1988

                                       2
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                          CERTIFICATE OF INCORPORATION

                                       OF

                            BGF GLASS FABRICS, INC.

     I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware do hereby certify as follows:

          FIRST:  The name of this corporation is BGF Glass Fabrics, Inc.
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          SECOND: This corporation's registered office is 229 South State
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     Street, Dover, County of Kent, Delaware 19901.  The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

          THIRD:  The purpose of this corporation is to engage in any lawful act
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     or activity for which a corporation may be organized under the General
     Corporation Law of Delaware.

          FOURTH: The total number of shares of all classes which this
          ------
     corporation shall have authority to issue is three thousand (3,000), all of which shall be common shares having a par value of one dollar ($1.00) per share.
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          FIFTH:   The name and address of the sole incorporator is as follows:
          -----

          Name                                Address
          ----                                -------

          Raymond F. Steckel             405 Lexington Avenue - 18th Floor -
                                         New York, New York 10174

          SIXTH:   The Board of Directors shall have the power without the
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     assent of vote of the stockholders to make, alter, amend, change, add to or repeal the By-laws of this corporation.

          SEVENTH: Whenever a compromise or arrangement is proposed between
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     this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be,

                                      -2-
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     to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement, the said compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          EIGHTH: A director of this corporation shall not be liable to this
          ------
     corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. To the fullest extent permitted by Section 102(b) of the Delaware General Corporation Law as it currently exists or as it may hereafter be amended.

          NINTH:  This corporation reserves the right to amend, alter, change or
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     repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein

                                      -3-
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     on stockholders, directors and officers are subject to this reserved power.


             IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of March, 1988.


                                   /s/  Raymond F. Steckel
                                   -----------------------
                                       Raymond F. Steckel
                                       405 Lexington Avenue
                                       New York, New York 10174